UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2024

Zevra Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
	(Commission File	(I.R.S. Employer Identification
(State or Other Jurisdiction of Incorporation)	Number)	No.)

1180 Celebration Boulevard, Suite 103,
Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2024 (the “Closing Date”), Zevra Therapeutics, Inc., a Delaware corporation (“Zevra” or the “Company”), as the borrower, entered into a credit agreement (the “Credit Agreement”) among the Company, Acer Therapeutics, Inc., a Delaware corporation (“Acer”), Epyon Therapeutics, Inc., a Delaware corporation (“Epyon”), and Zevra Denmark A/S, a public limited liability company organized under the laws of Denmark (together with Acer and Epyon, collectively, the “Guarantors”), HCR Stafford Fund II, L.P., HCR Potomac Fund II, L.P., and Perceptive Credit Holdings IV, LP as lenders (collectively, the “Lenders”), and Alter Domus (US) LLC, as administrative agent (the “Administrative Agent”).

Under the terms of the Credit Agreement and related documentation, the Lenders provided a senior secured loan facility to the Company in the aggregate principal amount of $100.0 million (the “Debt Financing”). The Debt Financing is divided into three tranches as follows: (i) $60.0 million which was funded in full on the Closing Date (the “First Tranche”); (ii) $20.0 million which is available to the Company in up to two drawings, each in an amount not to exceed $10.0 million, at the Company’s option until 18 months following the Closing Date (the “Second Tranche”); and (iii) $20.0 million which is available to the Company upon approval by the United States Food and Drug Administration of the New Drug Application for arimoclomol for the treatment of Niemann-Pick disease Type C, at the Company’s option until December 31, 2024 (the “Third Tranche” and together with the First Tranche and the Second Tranche, the “Tranches” and each a “Tranche”, and each borrowing, a “Term Loan” and collectively, the “Term Loans”). Funding of the Second Tranche and the Third Tranche will be dependent upon the Company having satisfied certain conditions precedent.

The principal amount of the Term Loans outstanding from time to time (the “Outstanding Principal Amount”) will bear interest at a rate equal to 3-Month Term SOFR plus 7.00% per annum. Following delivery of financial statements for the calendar year ending December 31, 2025, if net product sales for such calendar year exceed $100.0 million, the Outstanding Principal Amount will bear interest at 3-Month Term SOFR plus 6.00% per annum (commencing with the first fiscal quarter beginning at least six (6) business days after delivery of such financial statements). If the net product sales for the calendar year ending December 31, 2025 do not exceed $100.0 million, then following delivery of financial statements for any subsequent period of four consecutive fiscal quarters ending on or after March 31, 2026, in which net product sales exceed $125.0 million, the Outstanding Principal Amount will bear interest at 3-Month Term SOFR plus 6.50% per annum (commencing with the first fiscal quarter beginning at least six (6) business days after delivery of such financial statements). In all cases, the 3-Month Term SOFR rate will be subject to a floor of 4.00% per annum. Interest will be payable quarterly in arrears on the last day of each calendar quarter and on the Maturity Date (each an “Interest Payment Date”). The Company has the option to pay up to 25% of the interest in-kind beginning on the Closing Date, through and including March 31, 2026, subject to certain terms and conditions. Thereafter, all interest is to be paid in cash.

The Term Loans will mature on the fifth anniversary of the Closing Date (the “Maturity Date”). On the Maturity Date, the Company is obligated to repay an amount equal to the Outstanding Principal Amount (together with accrued interest thereon and all other obligations under the definitive documentation for the Term Loans). When the Outstanding Principal Amount is due and payable in full (including, but not limited to, on the Maturity Date, or upon prepayment either by means of voluntary prepayment or acceleration in connection with an event of default), the Company is obligated pay to the Lenders an amount equal to 3.00% of the initial aggregate principal amount of Term Loans advanced to the Borrower (without giving effect to any original issue discount, and without any increase as a result of paid-in-kind interest that has been capitalized)(the “Final Payment Premium”). The Company will have the option to prepay the Term Loans in whole, but not in part, in accordance with the terms of the Credit Agreement, subject to a prepayment premium (the “Prepayment Price”), which shall be in addition to the Final Payment Premium. The Prepayment Price shall also apply in the event of a change of control or any repayment or prepayment of loans (including acceleration) that occurs prior to the Maturity Date and, in any event, the amount of the Prepayment Price will range from (a) 0.00% to (b) a make-whole plus 5.00%, depending on the date on which such repayment, change of control or prepayment occurs.

The Term Loans are secured by a first priority perfected lien on, and security interest in, substantially all current and future assets of the Company and the Guarantors. The Credit Agreement contains various representations and warranties, affirmative covenants, negative covenants, financial covenants, events of default and other provisions and obligations including debt restrictions, asset sale limitations, liens restrictions, restrictions on dividends or distributions, restrictions on transactions with affiliates and financial covenants consisting of (a) a net sales performance covenant associated with the Company’s approved products and (b) a minimum liquidity covenant. If an event of default occurs and is continuing under the Debt Financing, the Administrative Agent is entitled to take enforcement action, including acceleration of amounts due under the Debt Financing. The proceeds of the Term Loans shall be used to refinance certain existing indebtedness of the Company and its subsidiaries, pay fees and expenses related to the Debt Financing, and fund the development and commercialization of Olpruva (sodium phenylbutyrate) and arimoclomol.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 1.02            Termination of a Material Definitive Agreement.

On April 4, 2024, in connection with the Debt Financing, the Company delivered to Nantahala Capital Management, LLC (“NCM”), certain of its affiliates and certain other parties (collectively with NCM, “Nantahala”) a payoff letter in connection with its repayment of amounts outstanding under the Note Purchase Agreement with Nantahala (the “Note Purchase Agreement”), dated August 30, 2023. The Note Purchase Agreement was terminated and repaid in full as of April 8, 2024. The material terms of the Note Purchase Agreement were previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on August 31, 2023, and are incorporated by reference herein.

Item 2.03.           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01            Regulation FD Disclosure.

On April 5, 2024, the Company repaid the outstanding balance under its margin account with Wells Fargo, as lender, and upon such repayment, the margin capabilities were removed from the account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zevra Therapeutics, Inc.

Date: April 10, 2024	By:	/s/ Timothy J. Sangiovanni
Timothy J. Sangiovanni, CPA
Senior Vice President, Corporate Controller